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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30729, 33-41417, and 33-41475), and on Form S-8 (Nos. 2-92085, 33-44044, 33-45365, 33-46779,
33-51445, 33-51579, 33-53815, 33-53819, 33-62043, 33-62045, 333-12583,
333-12589, 333-12591, 333-13219, 333-30127, 333-23661, 333-23663, and 333-37497)
of CBS Corporation of our report dated January 28, 1998 appearing on page 24 of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 55 of this Form 10-K.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
March 24, 1998

                                CBS CORPORATION
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